United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 27, 2005

Summa Industries

(Exact name of registrant as specified in its charter)

Delaware	1-7755	95-1240978
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification number)

21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 792-7024

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On June 27, 2005, Fullerton Holdings, Inc., a California corporation (“Seller”) and wholly-owned subsidiary of Summa Industries (the “Company”), entered into that certain Amended and Restated Purchase and Sale Agreement and Joint Escrow Instructions (the “Agreement”) with Olson Urban Housing, LLC, a Delaware limited liability company (“Buyer”).  A copy of the Agreement is attached to this Current Report as Exhibit 10.1, and a copy of the related news release is attached to this Current Report as Exhibit 99.1.

Pursuant to the terms and subject to the conditions set forth in the Agreement, Seller has agreed to sell to Buyer, a residential real estate developer, a certain manufacturing facility and related real estate located in Fullerton, California for a gross sale price of $4.8 million.  Assuming the sale is consummated, the net gain to the Company is anticipated to be approximately $2.7 million, or about $.65 per share.

The sale is subject to various contingencies including, without limitation, Buyer obtaining local governmental approvals for rezoning to residential use and for related general plan amendments.  In addition, the property is currently leased to a third party who has agreed to an early lease termination, and it is a contingency to consummation of the sale that the premises are vacated in a timely manner.  Because of the various contingencies, the sale may be delayed or cancelled.

Item 2.02.                                          Results of Operations and Financial Condition.

On June 28, 2005, the Company issued a news release reporting the financial results of the Company for its fiscal third quarter ended May 31, 2005.  A copy of the news release is attached to this Current Report as Exhibit 99.2.

The foregoing information in Item 2.02 of this Current Report, including the related exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.  The foregoing information in Item 2.02 of this Current Report, including the related exhibit attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.                                                                                          Exhibits.

(c)                                  Exhibits.

Exhibit	Description

10.1	Amended and Restated Purchase and Sale Agreement and Joint Escrow Instructions dated June 27, 2005 between Fullerton Holdings, Inc. and Olson Urban Housing, LLC.

99.1	News Release of the Company Regarding Entry into of Amended and Restated Purchase and Sale Agreement and Joint Escrow Instructions

99.2	News Release of the Company Regarding Third Quarter Financial Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMA INDUSTRIES,
a Delaware corporation

Date: June 28, 2005	By:	/s/ James R. Swartwout
James R. Swartwout
President